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                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE


JULY 7, 1998


CONTACT:  James Roller or Steve Shedd
          OpenROUTE Networks, Inc.
          508/898-2800
          http://www.openroute.com
          ------------------------



OpenROUTE(R) NETWORKS, INC. NAMES NEW CHIEF EXECUTIVE OFFICER
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     WESTBOROUGH, MASSACHUSETTS -- OpenROUTE Networks, Inc. (NASDAQ:OPEN) today announced the appointment of Bryan R. Holley as President and Chief Executive Officer. He succeeds Daniel J. Capone, Jr. who is leaving the Company to pursue other interests. Mr. Holley brings many years of experience in the Internetworking and LAN Access markets having most recently served as President and CEO of ITK Telecommunications, Inc., Chelmsford, MA. He also served as Senior Vice President, Sales and Marketing for Summagraphics Corporation and Vice President, Marketing and Sales for Telebit Corporation. Mr. Holley has held senior management and marketing positions at Microcom, Inc., Interlan, Inc., and Tandy Corporation.

     Mr. Capone has been an executive and a member of the Board of Directors of the Company for many years. Mr. Howard C. Salwen, Chairman of the Board of OpenROUTE Networks said, "We are grateful for Dan's contributions at OpenROUTE Networks and we wish him well."

     OpenROUTE Networks, Inc., a leading provider of Internet Access products, is "Simplifying the Business of Connecting." All products, feature OpenROUTE router software, which is recognized by the industry as the best in its class. OpenROUTE software is licensed by IBM, Digital, Ascend Communications, Motorola and many leading vendors. Today, OpenROUTE software powers more than 200,000 routers worldwide. Products come standing with the Company's "ALLways Connected Guarantee," can be installed in minutes, and are easily maintained and managed from central network sites. For more information, contact OpenROUTE Networks, Inc., Westborough, MA, at 800-545-7464 or on the World Wide Web at http://www.openroute.com.